UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2007

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

Molson Coors Brewing Company announced today that Frits van Paasschen, President and Chief Executive Officer, of Coors Brewing Company, a wholly owned subsidiary of the Company, informed the Company on August 30, 2007, that he will be leaving the Company.

Effective immediately, Leo Kiely, global Chief Executive Officer of Molson Coors Brewing Company, will assume the duties of chief executive of Coors Brewing Company along with his corporate responsibilities until a successor for Mr. van Paasschen is named. Pete Coors will continue his role as executive chairman of Coors Brewing Company. Mr. Kiely stated, “Over the past two years, Frits and his team have made a real difference in growing our brands, improving productivity, securing strong relationships with our distributors, and strengthening the great tradition of a values-driven culture at Coors.  It is a Winning Formula that we will continue to build on going forward. We have an exceptionally talented leadership team, and we are confident in our ability to keep the positive momentum going as we round out one of our most successful peak selling seasons ever.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: August 31, 2007	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer

Exhibit List

None.